                                                                    Exhibit 1(c)

                                                                           WSP&R
                                                                           DRAFT
                                                                         7/25/95



                                  MORTGAGE BONDS

                             UNDERWRITING AGREEMENT




NORTHWESTERN PUBLIC SERVICE COMPANY
33 Third Street SE
Huron, South Dakota  57350-1318

                                                            ______ __, 1995

Ladies and Gentlemen:

          On the basis of the representations and warranties, and subject to the terms and conditions, set forth in this agreement ("this Agreement" or the "Underwriting Agreement"), we, the Underwriters (as defined below), understand that Northwestern Public Service Company, a Delaware corporation (the "Company"), proposes to issue and sell to the Underwriters $__________ aggregate principal amount of its New Mortgage Bonds, _% Series due ____________ (the "Bonds"). The Bonds will be issued pursuant to the provisions of the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993 between the Company and The Chase Manhattan Bank (National Association), as Trustee (the "Trustee"), as it will be supplemented by a supplemental indenture (the "Supplemental Indenture") relating to the Bonds (said Mortgage Indenture and Deed of Trust as so supplemented is hereinafter referred to as the "Indenture"). The Bonds will be a portion of the Company's New Mortgage Bonds issued under the Indenture (the "New Mortgage Bonds").

          The term "Underwriters," as used herein, shall be deemed to mean the several persons, firms or corporations named in Schedule I hereto, and the term "Representative," as used herein, shall be deemed to mean the representative or representatives of such Underwriters by whom or on whose behalf this Underwriting Agreement is signed. If there shall be one person, firm or corporation named in Schedule I, the term "Underwriters" and the term "Representative," as used herein, shall mean that person, firm or corporation. All obligations of the Underwriters are several and not joint. The use of the term "Underwriter" herein shall not be deemed to establish or admit that a purchaser of the Bonds is an "underwriter" of the Bonds as such term is defined in and used under the Securities Act of 1933, as amended (the "Securities Act").

          1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration Statement No. 33-60423), including a prospectus, relating to the Bonds, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Bonds pursuant to Rule 424 under the Securities Act. The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement, as amended and supplemented to the date of this Agreement (exclusive of any supplement to the prospectus relating solely to securities other than the New Mortgage Bonds). The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Bonds, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement", "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the Company's knowledge, after due inquiry, no proceedings for such purpose are pending before or threatened by the Commission.

          (c) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder or pursuant to said rules and regulations will be deemed to comply therewith; (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder or pursuant to said rules and regulations will be deemed to comply therewith; and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(c) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-l) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

          (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement, the Indenture and the Bonds. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (f) This Agreement has been duly authorized, executed and delivered by the Company.

          (g) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Bonds will not conflict with, result in a breach of or constitute a default under any provision of (A) applicable law (except for the indemnification provisions hereof which may be unenforceable as against public policy under certain circumstances), (B) the certificate of incorporation or by-laws of the Company, (C) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party that is material to the Company and its subsidiaries, taken as a whole, or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary.

          (h) The Federal Energy Regulatory Commission (the "FERC") has issued an appropriate order or orders with respect to the issuance and sale of the Bonds in accordance with the Underwriting Agreement; such order or orders are in full force and effect; the issuance and sale of the Bonds are in conformity with the terms of such order or orders; and no other authorization, approval or consent of any other governmental body or agency is legally required for the issuance and sale of the Bonds as contemplated by the Underwriting Agreement, except such as have been obtained under the Securities Act and the Trust Indenture Act and such as may be required under the state securities or Blue Sky laws in connection with the purchase and distribution of the Bonds by the Underwriters.

          (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

          (j) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

          (k) On the basis of the present knowledge of the senior management of the Company as to the business and affairs of Synergy Group Incorporated, a Delaware corporation ("Synergy"), and its subsidiaries, the Company has no reason to believe that the representations contained in subsections (i) and (j) above would be incorrect in any material respect on the date hereof as a result of the consummation of the acquisition of such business on the terms described in the Prospectus (the "Acquisition").

          (l) The unaudited pro forma consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus have been prepared in good faith by the Company, and the assumptions on which such pro forma financial statements have been prepared provide a reasonable basis for presenting the significant effects directly attributable to the Acquisition described in the notes thereto.

          (m) The Company is not aware of any facts or circumstances that would prevent any of the conditions to the consummation of the Acquisition contained in the Purchase and Sale Agreement dated as of May 17, 1995, by and among Synergy and the other parties thereto (the "Acquisition Agreement") from being satisfied in the ordinary course on or prior to September 30, 1995.

          2. PUBLIC OFFERING. The Company is advised by the Underwriters that they propose to make a public offering of their respective portions of the Bonds as soon after the Underwriting Agreement has been entered into as in the Underwriters' judgment is advisable. The terms of the public offering of the Bonds are set forth in the Prospectus.

          3. PURCHASE AND DELIVERY. Subject to the terms and conditions herein set forth, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of Bonds set forth opposite the name of such Underwriter in Schedule I hereto at the purchase price set forth in Schedule II in the type of funds and method of payment specified in Schedule II.

          Delivery of the Bonds and payment of the purchase price shall be made at the time, date and place indicated in Schedule II. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

          The Bonds shall be delivered to the Underwriters in such authorized denominations and registered in such names as the Representative shall request in writing not less than two full business days prior to the date of delivery. The Company agrees to make the Bonds available to the Underwriters for checking not later than 2:30 P.M., New York time, on the last business day preceding the Closing Date at such place as may be agreed upon between the Representative and the Company.

          4. CONDITIONS TO CLOSING. The several obligations of the Underwriters hereunder are subject to the following conditions:

          (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date,

               (i) there shall not have occurred any downgrading in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

              (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, that, in the judgment of the Representative, is material and adverse and that makes it, in the judgment of the Representative, impracticable to market the Bonds on the terms and in the manner contemplated in the Prospectus; and

             (iii) the Company shall have obtained an appropriate order or orders of the FERC authorizing the issuance, sale and delivery of the Bonds as contemplated by this Agreement, which order or orders at the Closing Date shall be in full force and effect and shall not be contested or the subject of review or appeal.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company to the effect (x) set forth in clause (a)(i) and (iii) above; (y) that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date; and (z) that no executive officer of the Company has received any notification from the Sellers (as defined in the Acquisition Agreement) or their counsel that any information (including, without limitation, financial information) relating to Synergy contained or incorporated by reference in the Registration Statement or the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

          (c) The Representative shall have received on the Closing Date an opinion dated the Closing Date of Schiff Hardin & Waite, special counsel to the Company, to the effect that

               (i) the Company has been duly incorporated and, based upon certificates or letters from state or other appropriate authorities, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified and in good standing as a foreign corporation in the States of Iowa, Nebraska, North Dakota and South Dakota, with corporate powers and statutory authority to carry on the business which it now carries on as stated in the Prospectus and to own and operate the properties used by it in such business;

               (ii) each subsidiary of the Company has been duly incorporated and based upon certificates or letters from state or other appropriate authorities, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with corporate powers and statutory authority to carry on the business which it now carries on as stated in the Prospectus and to own and operate the properties used by it in such business and is duly qualified and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (iii) the Class "A" Bonds (as that term is defined in the Indenture) which, at the date hereof, have been deposited with the Trustee under the Indenture have been duly pledged, assigned and transferred to the Trustee, and the Indenture constitutes a direct and valid first lien thereupon; no registration, recording or filing of the Indenture (or notices or financing statements in respect thereof) is required by law to make effective and to maintain the lien intended to be created by the Indenture on such Class "A" Bonds;

               (iv) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of mortgagees' and other creditors' rights and general equitable principles (whether considered in a proceeding at law or in equity) and except that no opinion is expressed with respect to the enforceability of the lien of the Indenture on chattels as against third parties (other than chattels delivered in pledge to the Trustee), or with respect to the enforceability of the lien of the Indenture on after acquired property (in respect of which a supplemental indenture shall not have been executed, delivered and recorded) as against purchasers for value without notice;

               (v) the Bonds have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding at law or in equity);

               (vi) each Class "A" Mortgage (as that term is defined in the Indenture, including all supplemental indentures thereto executed and delivered on or prior to the

     Closing Date) has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered, and is a valid and binding instrument, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding at law or in equity) and except that no opinion is expressed with respect to the enforceability of the lien of each Class "A" Mortgage on chattels as against third parties (other than chattels delivered in pledge to the Class A Mortgage Trustee), or with respect to the enforceability of the lien of the Class A Mortgage on after acquired property (in respect of which a supplemental indenture shall not have been executed, delivered and recorded) as against purchasers for value without notice;

               (vii) each Class "A" Mortgage constitutes a valid and direct first mortgage lien on the properties which are described therein subject only to excepted encumbrances as defined therein and to minor defects and encumbrances customarily found on properties of like size and character, which do not materially impair the use of such properties by the Company;

               (viii) the Class "A" Bonds which, at the date hereof, have been deposited with the Trustee under the Indenture, have been duly authorized, executed and delivered by the Company, have been issued in accordance with the requirements of the applicable Class "A" Mortgage and are legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding at law or in equity), and are entitled to the benefit of the security afforded by the respective Class "A" Mortgage under which they were issued;

               (ix) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

               (x) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Bonds will not conflict with, result in a breach of or constitute a default under any provision of (A) applicable law (except for the indemnification provisions hereof which may be unenforceable as against public policy under certain circumstances), (B) the certificate of incorporation or by-laws of the Company, (C) to the best of such counsel's knowledge, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party that is material to the Company and its subsidiaries, taken as a whole, or (D) to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary;

               (xi) the FERC has issued an appropriate order or orders with respect to the issuance and sale of the Bonds in accordance with the Underwriting Agreement; such order or orders are in full force and effect; the issuance and sale of the Bonds are in conformity with the terms of such order or orders; and no other authorization, approval or consent of any other governmental body or agency (including, without limitation, in the jurisdictions of South Dakota, Nebraska, North Dakota and Iowa) is legally required for the issuance and sale of the Bonds as contemplated by the Underwriting Agreement, except such as have been obtained under the Securities Act and the Trust Indenture Act and such as may be required under the state securities or Blue Sky laws in connection with the purchase and distribution of the Bonds by the Underwriters;

               (xii) the statements (A) in the Prospectus under the captions "Certain Terms of the Offered Securities," "Description of the Mortgage Bonds," "Underwriting" and "Plan of Distribution," (B) "Pending Acquisition of Synergy Group Incorporated," (C) in the Registration Statement under
     Item 15, (D) in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and
     (E) in "Item 1 - Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q filed since such annual report and reviewed by such counsel, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

               (xiii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required;

               (xiv) the Company is not (A) an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (B) a "holding company" as such term is defined in the Public Utility Holding Company Act of 1935, as amended;

               (xv) the Registration Statement has become and is effective under the Securities Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for a stop order with respect thereto are pending or threatened under Section 8(d) of the Securities Act; and

               (xvi) such counsel (A) is of the opinion that (except for financial statements and schedules included therein as to which such counsel need not express any opinion) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) believes that (except for financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-l heretofore referred to) each part of the Registration Statement, when such part became effective did not, and, as of the date such opinion is delivered, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (D) believes that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Representative shall have received on the Closing Date opinions dated the Closing Date (i) of Churchill, Manolis, Freeman, Kludt & Kaufman, South Dakota counsel to the Company, with respect to franchises and titles to the properties of the Company, the validity and enforceability of the lien of the Indenture and of each Class "A" Mortgage with respect thereto and the non-necessity of authorization by any public body of the State of South Dakota with respect to the issuance of the Bonds and the Class "A" Bonds, (ii) of Shamberg, Wolf, McDermott & Depue, Nebraska counsel to the Company, with respect to franchises and titles to the properties of the Company, the validity and enforceability of the lien of the Indenture and of each Class "A" Mortgage with respect thereto and the non-necessity of authorization by any public body of the State of Nebraska with respect to the issuance of the Bonds and the Class "A" Bonds, (iii) of Pearce & Durick, North Dakota counsel to the Company, with respect to titles to the properties of the Company, the validity and enforceability of the lien of the Indenture and of each Class "A" Mortgage with respect thereto and the non-necessity of authorization by any public body of the State of North Dakota with respect to the issuance of the Bonds and the Class "A" Bonds, and (iv) of Nymann & Kohl, Iowa counsel to the Company, with respect to franchises, if any, and titles to the properties of the Company, the validity and enforceability of the lien of the Indenture and of each Class "A" Mortgage with respect thereto and the non-necessity of authorization by any public body of the State of Iowa with respect to the issuance of the Bonds and the Class "A" Bonds.

          (e) The Representative shall have received on the Closing Date an opinion dated the Closing Date of Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, covering the matters referred to in subparagraphs (iv),
(v), (ix), (xii) (but only as to the statements referred to in clause (A) thereof), (xv) and (xvi) (B), (C) and (D) of paragraph (c) above.

          As to matters of South Dakota, Nebraska, North Dakota and Iowa law, Winthrop, Stimson, Putnam & Roberts and Schiff Hardin & Waite may rely upon the opinions of even date herewith of Churchill, Manolis, Freeman, Kludt & Kaufman; Shamberg, Wolf, McDermott & Depue; Pearce & Durick and Nymann & Kohl, respectively.

          With respect to the subparagraph (xvi) of paragraph (c) above, Schiff Hardin & Waite, special counsel to the Company, may state that its opinion and belief are based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (excluding (for purposes of clauses (B) and (D) of such paragraph) certain of the documents incorporated by reference therein (to be specified in such opinion)) and review and discussion of the contents thereof (including the documents incorporated by reference therein), but are without independent check or verification, except as specified. With respect to clauses (B), (C) and (D) of subparagraph (xvi) of paragraph (c) above, Winthrop, Stimson, Putnam & Roberts may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference) but are without independent check or verification, except as specified.

          The opinions of Schiff Hardin & Waite, special counsel to the Company, Churchill, Manolis, Freeman, Kludt & Kaufman, South Dakota counsel to the Company, Shamberg, Wolf, McDermott & Depue, Nebraska counsel to the Company, Pearce & Durick, North Dakota counsel to the Company and Nymann & Kohl, Iowa counsel to the Company, described in paragraphs (c) and (d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (f) The Representative shall have received on the date of this Agreement a letter, dated the date of this Agreement, in form and substance satisfactory to the Representative, from Arthur Andersen LLP, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus. Such letter shall include, without limitation, statements to the effect that (i) the unaudited pro forma condensed consolidated financial statements included or incorporated by reference in the Prospectus comply as to form with the applicable accounting requirements of Rule 11-02 of Regulation S-X of the Commission, (ii) management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the Acquisition described in the notes to the unaudited pro forma condensed consolidated financial statements,
(iii) the related pro forma adjustments give appropriate effect to those assumptions, and (iv) the pro forma column reflects the proper application of those adjustments to the historical financial statement amounts contained in such unaudited pro forma consolidated statements.

          (g) The Representative shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Representative, from Arthur Andersen LLP, the Company's independent public accountants, to the effect that such accountants reaffirm, as of the Closing Date, and as though made on the Closing Date, the statements made in the letter furnished by such accountants pursuant to Section 4(f), except that the specified date referred to therein shall be a date not more than five business days prior to the Closing Date.

          (h) The Representative shall have received on the date of this Agreement a letter, dated the date of this Agreement, in form and substance satisfactory to the Representative, from KPMG Peat Marwick LLP, Synergy's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of Synergy contained or incorporated by reference into the Prospectus.

          (i) On the Closing Date, Standard & Poor's and Moody's Investors Service, Inc. shall have publicly assigned to the Bonds ratings of ____ and ____, respectively, which ratings shall be in full force and effect on the Closing Date.

          5. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

          (a) To furnish the Representative, without charge, a signed copy of the Registration Statement (including exhibits thereto) and to deliver to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request (delivery of the Prospectus to be made in New York, New York no later than 10:00 A.M. on the business day immediately succeeding the date of this Agreement).

          (b) To cause the Prospectus to be filed with the Commission pursuant to and in compliance with Rule 424 under the Act.

          (c) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object.

          (d) If, during such period after the first date of the public offering of the Bonds as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Bonds may have been sold by the Underwriters on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (e) To endeavor to qualify the Bonds for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to maintain such qualification for as long as the Underwriters shall reasonably request.

          (f) To make generally available to the Company's security holders and to the Representative as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of the Underwriting Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

          (g) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, without the prior written consent of Morgan Stanley & Co. Incorporated, not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Bonds or any securities convertible into or exercisable or exchangeable therefor (other than (i) the Bonds, (ii) commercial paper issued in the ordinary course of business and (iii) other debt securities evidencing commercial bank loans) or (2) enter into any swap or similar arrangement that transfers, in whole or part, the economic risk of ownership of any of the foregoing, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Bonds or such other securities, in cash or otherwise.

          (h) Whether or not any sale of Bonds is consummated, to pay all expenses incident to the performance of its obligations under the Underwriting Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Bonds, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Bonds under securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Memoranda in an aggregate amount not to exceed $10,000, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of the Bonds and (vii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.

          6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with investigating or defending any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding

(including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.
It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Bonds shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Bonds (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Bonds. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of Bonds they have purchased hereunder, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Bonds underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          7. TERMINATION. This Agreement shall be subject to termination, by notice given by the Representative to the Company, if (a) after the execution and delivery of the

Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or thee Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Representative, impracticable to market the Bonds on the terms and in the manner contemplated in the Prospectus. This Agreement may also be terminated at any time prior to the Closing Date if in the judgment of the Representative the subject matter of any amendment or supplement to the Registration Statement or Prospectus prepared and furnished by the Company reflects a material adverse change in the business, properties or financial condition of the Company which renders it either inadvisable to proceed with such offering, if any, or inadvisable to proceed with the delivery of the Bonds to be purchased hereunder.

          8. DEFAULTING UNDERWRITERS. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Bonds that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Bonds which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Bonds to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Bonds set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Bonds set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Bonds which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the amount of Bonds that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such amount of Bonds without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Bonds that it has or they have agreed to purchase and the aggregate amount of Bonds with respect to which such default occurs is more than one-tenth of the aggregate amount of Bonds to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Bonds are not made within 36 hours after such default, the Underwriting

Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under the Underwriting Agreement.


          If the Underwriting Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of the Underwriting Agreement, or if for any reason the Company shall be unable to perform its obligations under the Underwriting Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated the Underwriting Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Underwriting Agreement or the offering of the Bonds.

          If the Underwriting Agreement shall be terminated by the Company because of any failure or refusal on the part of the Underwriters to comply with the terms or to fulfill any of the conditions of the Underwriting Agreement, or if for any reason the Underwriters shall be unable to perform their obligations under the Underwriting Agreement, the Underwriters will reimburse the Company for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Company in connection with the Underwriting Agreement or the offering of the Bonds.

          9. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective indemnity and contribution agreements and the representations, warranties and other statements of the Company, its officers and the Underwriters set forth in the Underwriting Agreement will remain in full force and effect, regardless of any termination of the Underwriting Agreement, any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 6 and delivery of and payment for the Bonds.

          10. SUCCESSORS. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

          11. COUNTERPARTS. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          12. APPLICABLE LAW. The Underwriting Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          13. HEADINGS. The headings of the sections of the Underwriting Agreement have been inserted for convenience of reference only and shall not be deemed a part of the Underwriting Agreement.

          14. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telecopied and confirmed to Morgan Stanley & Co. Incorporated at 1221 Avenue of the Americas, 4th Floor, New York, New York 10020, Attn: Manager - Debt Syndicate, Telecopy No: (212) 764-7490, or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at 33 Third Street SE, Huron, South Dakota, 57350, Attn: Mr. Richard R. Hylland, Vice President -- Finance & Corporate Development, Telecopy
No: (605) 353-8286.

          15. DEFINITION OF "SUBSIDIARY". The term "subsidiary," as used in this Agreement, shall be deemed to refer only to (i) those direct or indirect subsidiaries of the Company which would qualify as "significant subsidiaries" pursuant to Rule 405 under the Securities Act and (ii) SYN Inc.

          16. CERTAIN AGREEMENTS AND REPRESENTATIONS OF NATWEST CAPITAL MARKETS LIMITED. NatWest Capital Markets Limited agrees and represents that (i) it has not offered or sold and will not offer or sell prior to the date six months after their date of issue any Bonds, having an original maturity of one year or greater, to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied with and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Bonds to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

          Please confirm your agreement by having an authorized officer sign a copy of the Underwriting Agreement in the space set forth below.


                                        Very truly yours,

                                        MORGAN STANLEY & CO. INCORPORATED
                                        NATWEST CAPITAL MARKETS LIMITED

                                        Acting severally on behalf of themselves and the several Underwriters named herein

                                        By: MORGAN STANLEY & CO. INCORPORATED



                                             By: _______________________________
                                                 Name:
                                                 Title:


Accepted, _______________

NORTHWESTERN PUBLIC SERVICE COMPANY


By: _______________________________
    Name:
    Title:

                                   SCHEDULE I



                                                 Principal Amount
Name of Underwriter                                  of Bonds
- -------------------                              ----------------

Morgan Stanley & Co. Incorporated. . . . . . . . $__________

NatWest Capital Markets Limited. . . . . . . . . $__________

                                                 ________________
                                       Total     $
                                                 ________________
                                                 ________________

                                   SCHEDULE II





Underwriting Agreement dated ________ __, 1995
Registration Statement No. 33-60423
Representative and Address:

  Morgan Stanley & Co. Incorporated
  1251 Avenue of the Americas
  New York, NY  10020

  Securities:

  Designation:

  Principal Amount:

  Supplemental Indenture
  dated as of:

  Date of Maturity:

  Interest Rate:

  Purchase Price:

  Public Offering Price:

  Type of Funds/Method
  of Payment:  Immediately available funds

  Closing Date
  and Location:     ___________________________, 1995 at the office of
                    Winthrop, Stimson, Putnam & Roberts,
                    New York, New York